UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 20, 2008

WORTHINGTON INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Ohio	1-8399	31-1189815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(614) 438-3210
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

       and

Item 7.01     Regulation FD Disclosure.

The following information is furnished pursuant to both Item 2.02 and Item 7.01:

On March 20, 2008, Worthington Industries, Inc. (the "Registrant") issued a news release reporting results for the three- and nine-month periods ended February 29, 2008. A copy of the news release (the "Release") is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The Release includes information relating to earnings before interest, taxes, depreciation and amortization ("EBITDA") for the quarterly (three-month) periods ended February 28, 2007, November 30, 2007 and February 29, 2008 and for the nine-month periods ended February 28, 2007 and February 29, 2008, as well as a reconciliation of EBITDA to net earnings. EBITDA is a non-GAAP financial measure as defined in Regulation G. The Registrant’s management believes that the disclosure of this non-GAAP financial measure provides useful information to investors, equity analysts and other users of the Registrant’s financial information. The presentation of EBITDA is provided as a convenience to the investment community because EBITDA is a component of key valuation metrics such as enterprise value to EBITDA. EBITDA does not represent and should not be considered as an alternative to net earnings or cash flows from operating activities as determined by accounting principles generally accepted in the United States of America. The Registrant makes no representation or assertion that EBITDA is indicative of its cash flows from operations or results of operations. The Registrant has provided a reconciliation of EBITDA to net earnings solely for the purpose of complying with Regulation G and not as an indication that EBITDA is a substitute measure for net earnings. We use EBIDTA as a measure of our normal operating performance which is factored into evaluations.

Item 9.01     Financial Statements and Exhibits.

(a)-(c)   Not applicable.

(d)         Exhibits:

Exhibit No.	Description

99.1	News Release issued by Worthington Industries, Inc. on March 20, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date:	March 20, 2008	By:	/s/ Dale T. Brinkman
Dale T. Brinkman
Vice President-Administration, General Counsel and
Secretary